Exhibit 10.10

                         Bank Loan Agreement No. _______

Almaty                                                           August 27, 2001


Open Joint Stock Company "Bank 'Caspian'" (hereinafter referred to as the "Bank") in the person of D. K. Milovidov, its Board Chairman, acting on the basis of the Charter, on the one hand,

and, on the other hand,

Subsidiary Open Joint Stock Company "Caspi Neft TME", (hereinafter referred to as the "Borrower"), in the person of N. S. Kurmanov, its General Director, acting on the basis of the Charter, hereinafter collectively referred to as the "Parties", have entered into this Bank Loan Agreement (the "Agreement") as follows:

                          1. SUBJECT OF THIS AGREEMENT

1.1 Under this Agreement, the Bank undertakes to provide a Tenge loan (the "Loan" or the "Principal Amount") to the Borrower in the amount equivalent to United States Dollars One Million Two Hundred Thousand (US$1,200,000.00) at the exchange rate of the National Bank of Kazakhstan (the "USD Exchange Rate"), as of the date of the Loan extension, for the period ending on August 31, 2003, which Loan shall be term, commercial, repayable and secured.

1.2 The Borrower shall pay certain Interest to the Bank under the Loan (the "Interest") at fifteen percent (15%) per annum for the utilization of the Loan [funds], subject to the requirements of
          Section 4.2.3 hereof.

1.3. In order to record the Loan to be granted to the Borrower, the Bank will open KZT Loan Account No._____ and USD Loan Account No. _________ for the Borrower (the "Loan Account").

1.4. The Interest shall start to be accrued with respect to the Loan amount actually received by the Borrower on the day when the Bank will transfer money from one and/or all Loan Accounts specified in Section
          1.3 hereof into the Borrower's bank account according to Section 2.1 hereof. For this purpose, the year shall be deemed to consist of three hundred sixty (360) days.

1.5. The purpose of the Loan shall be to fund operations in connection with the development of the South Alibek field, located in Mugalzhar region, Aktyubinsk Oblast, including:

          - The equivalent of United States Dollars Five Hundred Thousand (US$500,000.00), to be spent on the procurement of the petroleum depot, its repair and any other costs in connection with such petroleum depot;

          - The equivalent of United States Dollars Seven Hundred Thousand (US$700,000.00), to be spent on the procurement of certain special equipment and vehicles.

          The Plan of utilization of the Loan is attached hereto as Attachment 1 being an integral part of this Agreement.

1.6 Financing currency shall be KZT, the Loan shall be fixed to the USD at the rate of the National Bank of the Republic of Kazakhstan (the USD Exchange Rate) as of the date of provision of each Loan installment. The Loan shall be provided in the currency indicated by the Borrower in its written request, subject to compliance with the requirements of the current legislation of the Republic of Kazakhstan.

                              2. TERMS OF THE LOAN

2.1. The Bank shall provide Loan funds to the Borrower by transfer of the funds to the Borrower's account opened with the Bank from the Loan Account specified in Section 1.3 by installments, within three days


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          of submission by the Borrower of an application for the respective
          Loan installment and all documents required to execute the Loan and Loan security, provided that the requested amount is consistent with the plan of funds utilization agreed by the Parties in accordance with
          Section 1.5 hereof and after the documents have been submitted to the Bank confirming that the requested Loan amount will be used in accordance with its designated purpose, including:

          -    a sale-purchase agreement for the oil station;

          -    special equipment and vehicles sale-purchase agreements;

          -    agreements for repairs and for other works;

          -    invoices;

          -    any other documents specified in the above agreements.

2.2. The Borrower's obligations hereunder shall be secured by certain property to be purchased using the Loan funds (petroleum depot, special equipment and vehicles), pursuant to Agreement No. _______ On the Pledge Of Certain Property That Will Be Received Into Ownership In the Future dated August 23, 2001 entered into by and between the Bank and the Borrower (the "Collateral").


2.3. Repayment of the Loan and the Interest shall be effected by the Borrower in accordance with the time schedule set forth in Sections 1.1, 6.1 and 6.2 of this Agreement.

                            3. RIGHTS OF THE PARTIES

3.1.      The Bank shall be entitled:

3.1.1. To refuse from extending a Loan under the Agreement to the Borrower in full or in part if circumstances arise expressly testifying to the fact that the Borrower will not be able to repay the Loan funds in a timely fashion.

3.1.2. To control the targeted use of the Loan funds by the Borrower, as well as the Loan security.

3.1.3. To demand early repayment of the whole debt amount upon occurrence of any one of the events stated in Section 5.1 of this Agreement.

3.1.4. To request any documentation from the Borrower which the Bank may consider necessary to check the Borrower's solvency at any time within the term of this Agreement.

3.1.5. To amend this Agreement, including balance accounts, the interest rate and penalty amounts, by written notice to the Borrower, for the purpose of decreasing the Loan risks in the event of changes in the financial sources of foreign currency operations of the Bank, or a change in the conditions of Loan resource formation resulting from any resolutions that may be issued by legislative bodies, the Government of the Republic of Kazakhstan or the National Bank of the Republic of Kazakhstan.

          The Borrower shall have the right to either accept the new conditions or to repay, within 21 banking days, upon receipt of notice from the Bank, the Loan ahead of schedule, including the Interest for the actual period of the utilization of Loan funds.


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3.1.6.    To terminate the extension of Loan funds, settlement and cash services provided to the Borrower or/and to demand acceleration of the Loan and the Interest (in full) in the event of the Borrower's presenting inaccurate reports and information on [its] activities or income, or inaccurate information on Loan security availability (condition), or in the event of non-targeted utilization of Loan funds.

3.1.7. In the event of any outstanding debt of the Borrower under this Agreement, to sell the collateral ahead of schedule in accordance with the legislation currently in force, without an appeal to a court, and satisfy its claims, including the Principal Amount, the Interest (remuneration), any forfeit (fine, penalty), compensation of any losses caused by delays in the performance, relevant costs of safekeeping and maintenance of the collateral, costs of debt recovery, costs of realization of the collateral and other related expenses.

3.1.8. To collect (withdraw), in the unilateral procedure, any delinquent amount under this Agreement from any Borrower's account opened with the Bank or any other bank. The Borrower hereby agrees to such collection of funds without an additional consent of the Borrower.

3.1.9. Execute double acceptance of all payments of the Borrower effected from all bank accounts of the Borrower opened with the Bank. The double acceptance shall mean:

          - the Borrower's obligation to provide the Bank's Credit Department (the "CD") with information on all wire transfers, cash withdrawals from the bank accounts opened by the Borrower with the Bank, and to present, upon the Bank's request, documents showing the purposes of fund withdrawals from the Borrower's bank accounts; and

          - the right of the Bank to refuse to effect a payment in the event any circumstances arise indicated in Sections 3.1.1, 3.1.2, 3.1.6, 3.1.7, 3.1 and 5.1 of this Agreement.

3.1.10 In the event no Loan indebtedness has been incurred, make the Borrower's payments from the bank accounts opened with the Bank, without double acceptance, in any amount not exceeding United States Dollars Thirty Thousand (US$30,000.00) per month.

3.2.      The Borrower shall be entitled:

3.2.1. In the event of any unilateral amendments to the Interest rates by the Bank pursuant to Section 3.1.5 of this Agreement, to repay the Loan funds ahead of schedule, together with the Interest paid for the actual number of days during which the Loan funds have been utilized, but in any event, not less than for three days.

3.2.2. To repay the Loan debt at any time (in full) by one banking day notice to the Bank, together with the Interest paid for the actual number of days during which the Loan funds have been utilized.

3.2.3. Throughout the term of this Agreement, maintain Bank Account No. 026467155 with CJSC Almaty Merchant Bank (the "CJSC AMB"). The Borrower may use this bank account only with the Bank's written consent to any cash payment or cash transfer.


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                          4. OBLIGATIONS OF THE PARTIES

4.1.      The Bank shall:

4.1.1.    Extend the Loan to the Borrower pursuant to the provisions of Sections
          1.1 and 2.1 hereof and subject to the requirements of Section 3.1.1 of this Agreement.

4.1.2. Extend the Loan in the amount, for the period and on terms and conditions stipulated by this Agreement within 3 banking days from the date of this Agreement entering into force, subject to the provisions of Sections 2.1 and 4.1.1 of this Agreement.

4.1.3. Keep the financial transactions of the Borrower and status of its accounts confidential according to Article 8 hereof.

4.2.      The Borrower shall:

4.2.1.    Accept the amount stated in Section 1.1 of this Agreement.

4.2.2.    Use Loan funds only according to their targeted spending purposes.

4.2.3. Close [its] bank accounts opened with other banks and notify the Bank in writing thereabout within 5 banking days from the date of signing of this Agreement (providing certain confirming documents), except for the bank account indicated in Section 3.2.3 hereof, with respect to which, the Borrower shall, on a monthly basis, inform CJSC AMB of all cash turnover. In the event there is any cash turnover in the CJSC AMB bank account without the Bank's written consent, the Interest payable hereunder shall be paid in the amount of twenty five percent (25%) per annum throughout the whole period of Loan funds utilization.

4.2.4.    Refrain from opening any accounts with other banks.

4.2.5. Throughout the term of this Agreement, effect all cash and transfer operations only through the bank accounts opened with the OJSC "Bank 'Caspian'", subject to the requirements of Section 3.2.3 hereof.

4.2.6. Pay, pursuant to Section 1.2 of this Agreement, the Interest (remunaration) to the Bank for the use of the Loan within the period of Loan use, to be accrued by the Bank based on the actual number of days of Loan use by the Borrower, until the full repayment of the Loan.

4.2.7.    Without prior written consent of the Bank, restrain from:

          o pledging any of his property as security under the Loans provided by any other lenders;

          o extending Loans, acting as a guarantor or surety, or undertaking any financial commitments that might prevent the Borrower from his performance hereunder.

4.2.8. Insure, upon the Bank's request, the risk of non-repayment of the Loan within the period stipulated in Section 1.1 of this Agreement with the insurance company designated by the Bank.


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4.2.9.    In the event a claim has been submitted to the Borrower demanding that he should perform any obligation in the amount of 50 or more percent of the Borrower's outstanding debt under this Agreement, timely inform the Bank of any circumstances that might interfere with the timely repayment of the Loan and the Interest.

4.2.10. During the period of utilization of Loan funds, submit, within 3 working days upon receipt of the Bank's written request, any accounting and other documents enabling [the Bank] to receive information regarding the financial position of the Borrower, utilization of Loan funds, as well as to ensure conditions for checking all above-mentioned documents.

4.2.11. Notify the Bank within one banking day in the event of changes in its requisites (changes in data contained in constituent documents, mailing address or substitution of executive officers, etc.). In the event the Borrower fails to meet this requirement, it shall pay penalty to the Bank in the amount of KZT ten thousand (10,000.00).

4.2.12. Notify the Bank in the event of liquidation or restructuring of the Borrower 15 calendar days prior to the adoption of such decision. The notification shall contain the full legal address and requisites of the successor organization. During such liquidation, the Bank's representative shall be included in the liquidation commission of the creditors committee. In the event of restructuring or re-registration of the Borrower, the latter shall submit its new foundation documents to the Bank.

4.2.13. Fulfill the Bank's requirement regarding either the provision of additional guarantees or early termination or acceleration of obligations and compensation of the losses in the event these were claimed by the Bank within two months' period from the date of receipt of notice by the Bank or the date of publication of an announcement on liquidation or restructuring of the Borrower.

4.2.14. In the event the Borrower sells its company during the term of this Agreement, notify the Bank in writing of the sale not later than 3.5 months prior to transferring the company to the buyer. In the event the Bank does not give its written consent to assign the debt, the Borrower shall, within 3 months of the notice, comply with the Bank's requirement either to terminate its obligations or accelerate them and compensate for the losses caused by the Borrower, or to declare the sale agreement invalid either in full or in its respective part.

          In the event the Borrower transfers the company to the buyer without the Bank's consent, the Borrower and the buyer shall bear joint-and-several liability before the Bank with respect to the debts under this Agreement included in the balance sheets of the transferred company.

4.2.15. In the event the Borrower transfers the company into lease during the term of this Agreement, the Borrower shall notify the Bank in writing of the assignment of debt to the lessee at least 3.5 months prior to the signing of the lease agreement. If the Bank does not give its written consent to the Borrower to transfer the debt within 3 months upon receipt of notification, the Borrower shall comply with the Bank's requirement to either terminate its obligations or accelerate them and compensate for the respective losses.

          The Borrower may transfer the company to the lessee only upon completion of all settlements with the Bank under this Agreement.

          In the event the Borrower transfers the company into lease without the Bank's consent, the Borrower and the lessee shall bear joint-and-several liability before the Bank with respect to the debt under this Agreement included in [the balance sheets of] the transferred company.

4.2.16. In the event of any seizure of the collateral (or its part) by state authorities, the Borrower shall substitute the collateral (provide additional security) up to the seized amount, and the Bank shall have the right to demand acceleration of the obligation (Sections 5.1.4 and 5.1.5).

     5. ACCELERATION OF THE REPAYMENT OF THE LOAN FUNDS, INTEREST AND OTHER
                                 DEBTS HEREUNDER

5.1. The Bank may demand acceleration of the repayment of the whole amount of the Principal (Loan funds) by the Borrower, together with the accrued Interest and other amounts due and payable by the Borrower under this Agreement in the cases when the Borrower within five (5) calendar days upon the receipt of the Bank's notification regarding occurrence of either of the below events fails to cure such event:

5.1.1. the Borrower does not have [sufficient] funds to repay an installment amount 3 days prior to the date established for the regular Loan repayment;

5.1.2. the Borrower is involved in court proceedings involving a claim amounting to a significant sum in relation to the value of the fixed assets and working capital of the Borrower or/and the Borrower's property and accounts are under arrest or foreclosure (or there exists an actual threat of the foregoing);

5.1.3. there is a change, or a possibility of a change, in the legal status of the Borrower, and, therefore, a real threat of the Borrower's failure to fully and timely comply with its obligations under this Agreement;

5.1.4. the Borrower avoids providing the Loan security stipulated by this Agreement, or there occurs a loss of the security or worsening of its condition due to any circumstances beyond the Bank's control;

5.1.5.    the Borrower has provided false information when executing the Loan;

5.1.6. the Borrower has failed to inform the Bank of the third-party rights to the object of pledge;

5.1.7.    the Borrower has failed to perform its obligations stipulated in
          Section 4.2 of this Agreement.

5.2. The Bank shall have the right to take all measures provided by the existing legislation of the Republic of Kazakhstan and international treaties, necessary and sufficient to protect its rights and interests or to have the Borrower repay the debt to the Bank. All expenses incurred by the Bank in this connection shall be born by the Borrower.

                              6. PAYMENT PROCEDURE

6.1. The Borrower shall repay the Principal amount (the Loan funds) on a monthly basis starting from February 2002, not later than the last


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          business day of the month, by equal installments. The last installment in repayment of the Principal amount (Loan funds) shall be made on or before August 31, 2003.

          The Borrower shall repay the Principal amount in Tenge with respect to the amount of Loan received in Tenge, taking into account the changes in the US Dollar exchange rate from the date of the Loan extension to the date of repayment, but not be less than the amount of the Loan extended in the USD with respect to the Loan funds received in US Dollars.

6.2. The Borrower shall be granted a 90-day grace period for payment of the Interest on the Loan, commencing on the date of signing this Agreement by the Parties. Upon the expiration of the grace period, the Interest shall be paid on a monthly basis, for the current month, not later than on the last business day of each month. The Borrower shall repay the Interest accrued for the grace period by equal installments during the three months following expiration of the grace period. The last payment of Interest shall be made not later than on August 31, 2003. - With respect to KZT Loan funds, Interest shall accrue on the amount equivalent to the Loan amount in US Dollars calculated at the exchange rate as of the day of Loan extension and shall be paid in Tenge at the US Dollar exchange rate as of the Interest payment day. - Interest with respect to the Loan funds extended in US Dollars shall be accrued and paid in US Dollars.

6.3. The date of Loan repayment and Interest payment by the Borrower shall be considered the date when the money is received in the Bank account. In the event the Bank receives non-cash transfer after 4:00p.m. of the current day and cash transfer after 3:00p.m. of the current day, such money shall be considered to be received on the following banking day.

6.4. In the event there is an outstanding Loan repayment debt, or accrued Interest debt, or a forfeit for any breach of this Agreement, the amounts paid by the Borrower pursuant to the terms of this Agreement shall be allocated by the Bank to cover the debts in the following priority:

          o expenses incurred by the Bank in the course of recovery of the Borrower's liabilities on Loan repayment and Interest;

          o    forfeit (fines, penalties);

          o    Interest accrued for the Loan use;

          o    Principal amount (Loan).

6.5. The Interest and forfeit under this Agreement shall accrue on calendar days (including the day of extension and the day of actual repayment of the Loan), and the number of the days in a year shall be deemed 360.

                       7. RESPONSIBILITIES OF THE PARTIES

7.1. For every day of delay in Loan repayment the Borrower shall pay to the Bank a penalty of 0.5% of the amount of currency equivalent of unrepaid Loan.

7.2. For every day of delay in payment of Interest for the use of the Loan, the Borrower shall pay to the Bank a penalty of 0.5% of the default amount.

7.3. Disputes and differences, which may arise in the process of performance of this Agreement, shall be first considered by the Parties in order to attain mutually accepted decisions.

7.4. The procedure for lodging and consideration of claims submitted by the Parties to each other shall be established by the legislation of the Republic of Kazakhstan currently in force. However, the Parties shall determine a ten days' period for consideration of claims.

7.5. The unsettled disputes shall be submitted to court in the procedure established by the legislation of the Republic of Kazakhstan currently in force.

                               8. CONFIDENTIALITY

8.1 Each of the Parties to the Agreement shall undertake to keep the financial, commercial and other information received from the other Party and relating to the principal conditions of the Loan strictly confidential.

8.2 Transfer, publication and disclosure of such information to third parties shall be possible only upon the written consent of the other party, as well as in the event of request from a state body or officials directly authorized to obtain such information by the legislation of the Republic of Kazakhstan. This provision shall not apply to cases when the Bank discloses confidential information to the third parties in the event the Borrower fails to perform or performs improperly its obligations hereunder.

                                9. MISCELLANEOUS

9.1. The Bank, upon the written consent of the Borrower, shall be entitled to transfer its rights and obligations. In the event of failure of the Borrower to perform its obligations under this Agreement, the Bank shall be entitled to assign its rights and obligations hereunder to any third party without the consent of the Borrower.

9.2. The Borrower shall not have the right to transfer its rights and obligations under this Agreement to any third party without written consent of the Bank.

9.3. In the event of restructuring or liquidation of the Borrower all its rights and obligations shall be transferred to its successor.

9.4. Amendments, annulment or extension of the term of this Agreement shall be executed in the form of additional agreement of the Parties signed by their duly authorized representatives, unless otherwise expressly specified herein.

9.5. In addition to the provisions hereof, in the performance of the Agreement the Parties shall be governed by the legislation of the Republic of Kazakhstan currently in force.

9.6. This Agreement shall become effective on the date of its signing by the Bank and the Borrower and shall be valid until full repayment of the Loan and payment of Interest and fulfillment by the Parties of all other obligations hereunder.

9.7. All notices and other communications hereunder to either Party shall be in writing and either: (i) delivered in person; (ii) transmitted by telefax (in which case the sender shall contemporaneously mail a copy to the addressee on the address provided herein); or (iii) sent by registered mail, postage prepaid, to the applicable address set forth below, or at such other address as may have been specified by like notice.

9.8.      This Agreement is executed and delivered to each of the Parties.


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                         Legal Addresses of the parties:

The Bank:
OJSC "Bank Caspian"
Republic of Kazakhstan, 480012, Almaty,  Sharipova St., 90
Fax: _____________________
Correspondent account 700161122 in UPS of the National Bank of the Republic of Kazakhstan, code 125, BIK 190501722, TIN 600700043016


The Borrower:

SOJSC "Caspi Neft TME"
Republic of Kazakhstan, Almaty, Dostyk Ave., 44-95,
Fax: _____________________
Bank account No. 026467155 in CJSC "AMB", BIK 190501
Bank account No. _______________ in OJSC "Bank Caspian", BIL 190501722


The Bank:                               The Borrower:
:
/s/ D. Milovidov                        /s/ N. Kurmanov
D.Milovidov                             N.Kurmanov
Chairman of the Board                   General Director

                                        /s/ S. Asanova
                                        S.Asanova
                                        Chief Accountant


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                            AGREEMENT No. 3086/10-03

On the Pledge Of Certain Property That Will Be Received Into Ownership In the Future


Almaty                                                           August 27, 2001


Open Joint-Stock Company Bank Kaspisky, hereinafter referred to as "Pledgee", represented by D.K. Milovidov, its Chairman of the Board, acting on the basis of the Charter, on the one hand,

And, on the other hand,

Subsidiary Open Joint-Stock Company Caspi Neft TME, hereinafter referred to as "Pledgor", represented by N.S. Kurmanov, its General Director, acting on the basis of the Charter, have agreed as follows:

                          1. SUBJECT OF THIS AGREEMENT

1.1 This Agreement shall be an integral part of Bank Loan Agreement No. 3086/10 entered into by the Parties on August 23, 2001 (the "Loan Agreement").

1.2 The Pledgee, pursuant to the Loan Agreement, shall provide a money loan equivalent to United States Dollars Two Million Eight Hundred Thousand (US$2,800,000.00) to the Pledgor for a period ending on August 31 2003 (inclusive), charging respective interest (remuneration) in accordance with the Loan Agreement.

1.3 The Pledgor shall be responsible for complying with its obligation under the Loan Agreement by pledging certain property to the Pledgee indicated in Section 2.1 hereof, for the purchase of which the loan funds will be spent.

                                  2. COLLATERAL

2.1       The property below will serve as a collateral:

o Special equipment, vehicles, tanks, drillers' camp, working equipment acquired by the Pledgor (hereinafter, the "Collateral"), to which the Pledgor's ownership right will originate in the future.

2.2 The pledge value of the Collateral, given the reviewed sales market prices of similar properties and the Pledgee's potential risk that his claim might not be satisfied fully after the sale of the Collateral due to a decrease in its price, shall, by the Parties agreement, be equal to the Tenge equivalent of United States Dollars ________________ (US$_______) at the rate established by the Republic of Kazakhstan National Bank as of the date of this Agreement.

                    3. RIGHTS AND OBLIGATIONS OF THE PARTIES

3.1       The Pledgee is entitled to:

3.1.1 Demand that the Pledgor should take certain steps in order to speed up the deadlines for registering all necessary legal documents confirming the Pledgor's ownership of the Collateral;

3.1.2 At his own option, at any time, reappraise the Collateral and subject to providing Pledgor with a copy of any such appraisal, in the event of any decrease in the appraisal value of the Collateral, demand additional security from the Pledgor to secure fully the latter's obligations under the Loan Agreement;

3.1.3 Reregister this Agreement as pledge agreements ("Pledge Agreements") after the Pledgor has provided his legal documents confirming the rights to the individual items of the Collateral and, at the Pledgor's expense, register such Pledge Agreements with the authorized state body in the established procedure;

3.1.4 If the Pledgor fails to comply with the requirements set forth in the Loan Agreement, including any delay in payment of remuneration (interest) to the Pledgee, the Pledgee may demand acceleration of the loan, with payment of any accrued remuneration (interest) to the Pledgee, including any losses incurred due to the Pledgor's failure to duly perform, as well as payment of a penalty (a fine), reimbursement of any collection expenses and other expenses.

3.2       The Pledgor shall:

3.2.1 Within three business days of acquisition by the Pledgee of any item of the Collateral into his ownership, provide the Pledgee with the originals of the legal documents confirming his rights to the Collateral and sign respective Pledge Agreements with the Pledgee;

3.2.2 Register the Pledge Agreement, at his own expense, with the authorized state body within ten business days of the signing date of the Pledge Agreement;

3.2.3 Make all endeavors in order to duly register any documents confirming [his] ownership of the Collateral without any delay;

3.2.4 Bear all costs in connection with registering the documents confirming the Pledgor's rights to the Collateral, as well as in connection with the registration of the Pledge Agreement, in the procedure established by the existing legislation of the Republic of Kazakhstan;

3.2.5 Bear all liability for safe keeping of the Collateral. In the event of its loss, destruction or damage thereto, restore the amount of the pledge, substituting some other property of equal value for it. If the Pledgor fails to comply with the requirement of this paragraph, the Pledgee may demand acceleration of the loan and foreclose upon any property owned by the Pledgor and not included in the Collateral.

3.2.6     Bear the risk of the Collateral's occasional destruction.

                                  4. LIABILITY

4.1 If the Pledgor fails to perform or duly perform hereunder, the Pledgor shall reimburse the Pledgee for all expenses resulting from any such failure, including any lost profit, in compliance with the existing legislation of the Republic of Kazakhstan.

4.2 If the Pledgor fails to fulfill any of his obligations hereunder, the Pledgee may foreclose upon any other of his assets, including his money placed in the bank accounts opened with any banks, in a unilateral procedure and satisfy ll his demands in full in the procedure established by the existing legislation of the Republic of Kazakhstan.

                               5. CONFIDENTIALITY

5.1 Each of the Parties hereunder shall maintain strict confidentiality with respect to this transaction.

5.2 Any transfer of such information to a third party, its publication or disclosure may only be made with the other party's written consent or when requested by the bodies and officials authorized thereto by the legislation of the Republic of Kazakhstan. This provision does not extend to the cases when the Pledgee may disclose confidential information to a third party in the event when the Pledgor has failed to perform or duly perform under the Pledge Agreement or under this Agreement.

                                6. MISCELLANEOUS

6.1 The Pledgee may assign his rights and obligations hereunder to another party without the Pledgor's consent.

6.2 The Pledgor shall not assign his rights hereunder to another party without the Pledgee's consent.

6.3 In the event of the Pledgor's reorganization, all of the Pledgor's rights and obligations shall be assigned to his legal successor.

6.4 No unilateral refusal to perform hereunder or unilateral amendment and/or additions to this Agreement shall be permitted, except as stipulated in this Agreement.

6.5 Any amendment to, or termination or extension of, this Agreement shall be executed by the Parties as an additional written agreement and signed by their authorized representatives, except where the Agreement may be terminated unilaterally in compliance with this Agreement.

6.6 The Parties shall be governed by the existing legislation of the Republic of Kazakhstan in the part which has not been regulated by this Agreement.

6.7 Any dispute or discrepancy arising in the process of implementing this Agreement shall first be reviewed by the Parties, in order to make mutually acceptable decisions.

6.8 Any dispute arising from this Agreement that the Parties will not settle [amicably] shall be settled in a judicial procedure according to this Agreement and the existing legislation of the Republic of Kazakhstan. The Parties agree to set a 10-day review period for their claims.

6.9 This Agreement shall become effective on the date of its signing by the Parties and be terminated by their signing of the Pledge Agreement.

6.10 All notices and other communications hereunder to either Party shall be in writing and either: (i) delivered in person; (ii) transmitted by telefax (in which case the sender shall contemporaneously mail a copy to the addressee on the address provided herein); or (iii) sent by registered mail, postage prepaid, to the applicable address set forth below in
          Section 7, or at such other address as may have been specified by like notice.

6.11      This Agreement has been executed, signed and delivered to each Party.

                7. LEGAL ADDRESSES AND REQUISITES OF THE PARTIES


PLEDGEE:
OJSC Bank Kaspisky
90 Sharipova St., Almaty, 480012, Kazakhstan;
Fax: _______________
Corr./Account No. 700161122 at UPS of the Republic of Kazakhstan National Bank, Code 125, BIC 190501722, RNN 600700043016.


PLEDGOR:
SOJSC Caspi Neft TME
44-95 Dostyk Ave., Almaty, Kazakhstan
Fax: _________________
Account No. 026467155 at CJSC ATFB, BIC 190501____
Account No. _________ at OJSC Bank Kaspisky, BIC 190501722
RNN 600900159346.


ON BEHALF OF THE PLEDGEE:               ON BEHALF OF THE PLEDGOR:

/s/ D. K. Milovidov                     /s/ N. S. Kurmanov
D. K. Milovidov                         N. S. Kurmanov
Chairman of the Board                   General Director

                            Agreement No. 3086/10-02
                       On Assignment Of The Right Of Claim

Almaty                                                           August 27, 2001

OJSC "Bank Caspian" (hereinafter referred to as the "New Creditor") represented by D.K.Milovidov, its Chairman of the Board, acting on the basis of the Charter, on the one part, and SOJSC "Caspi Neft TME" (hereinafter referred to as the "Original Creditor") represented by N.S. Kurmanov, its General Director, acting on the basis of the Charter, on the other part, and Company "So Cal Energy Inc." (hereinafter referred to as the "Debtor") represented by Steve Mason, its President, acting on the basis of the Charter, on the third part, hereinafter collectively referred to as the "Parties", based on Articles 339 through 347 of the Civil Code of the Republic of Kazakhstan (General Part) entered into this Agreement as follows:

1. The Original Creditor shall transfer to the New Creditor the right of claim against the Debtor arising out of the Debtor's obligations under the Contract No. 007-01 of August 23, 2001 (hereinafter the "Contract") entered into by the Original Creditor and the Debtor, in the part of payment provided by the Contract, as well as the fine for violation of the terms and conditions of the Contract stipulated thereby (hereinafter the "Right of Claim".)

2. The Original Creditor's obligations under the Contract shall not be the subject of this Agreement and shall remain vested in full with the Original Creditor. In addition to that, the Original Creditor shall undertake on its own to settle with the Debtor (without involving the New Creditor) all disputes and differences arising pursuant to its obligations under the Contract.

3. The Original Creditor shall transfer to the New Creditor copies of the complete package of documents (including copies of shipping list or way-bill, copy of invoice, originals of the Contract and the act of verification of mutual accounts between the Original Creditor and the Debtor supporting the Right of Claim within ten (10) days after the month in which deliveries pertaining to such documents have been made, and communicate any other data relevant for exercise of the claim to the New Creditor.

4. The Original Creditor assigning the Right of Claim shall be responsible before the New Creditor for the invalidity of claim transferred to him.

5. During the term of this Agreement, the Debtor shall effect the transfer of funds under the Contract to the Original Creditor only in accordance with the banking details of the Original Creditor to the OJSC "Bank Caspian": banking account No. _____________, OJSC "Bank Caspian", code 722, TIN 600900159346, or to the New Creditor in accordance with the banking details indicated by the New Creditor in its written claim to the Debtor. For avoidance of doubt, the New Creditor shall only be entitled to the funds received by New Creditor to the extent these are owing to New Creditor pursuant to the Loan Agreement entered into between New Creditor and Original Creditor as set forth in Section 9 hereof and immediately will pay over all other amounts to Original Creditor.

6. The New Creditor shall undertake to allocate the money incoming in accordance with Article 5 of this Agreement for the repayment of any Original Creditor's debt before the New Creditor (principal, interest, fines, penalties, forfeit, etc.) arising under the Loan Agreement specified in Section 9 entered into between the Original Creditor and the New Creditor.

7. All amendments or additions to this Agreement shall not be valid unless executed in writing and signed by authorized representatives of the Parties.

8. This Agreement shall enter into force form the date of its signing by the Parties and shall be effective until the mutual settlements between the Parties are completed, unless otherwise provided in this Agreement.

9. This Agreement shall be concluded with view to ensure the performance of the Original Creditor's obligations under the Loan Agreement No. 3068/10 of August 23, 2001.

10. During the term of this Agreement, the Original Creditor and the New Creditor may introduce any changes into the Contract subject to obtaining the written consent to such changes from the New Creditor. The Original Creditor may not change its mailing and banking details without the New Creditor's written consent.

11. The Debtor shall grant the New Creditor the right to write-off without acceptance the funds from any Debtor's accounts with any banks in the event the Debtor fails to perform or improperly performs its obligations under the Contract covered by the Claim provided that the New Creditor finds it impossible to enforce the repayment under the Stand-By Letter of Credit, if any, presented by the Debtor. This right shall arise with the New Creditor upon expiration of 5 working days from the date when the written claim for payment is submitted to the bank issuing the stand-by letter of credit by the New Creditor.

12. The Parties shall be liable for the failure to perform and/or improper performance of obligations under this Agreement in accordance with the provisions of this Agreement and the legislation of the Republic of Kazakhstan currently in force.

13. Disputes between the Parties related to the performance of this Agreement shall be submitted for consideration to the courts of the Republic of Kazakhstan pursuant to the legislation of the Republic of Kazakhstan currently in force.

14.  This Agreement is executed, signed and delivered to each of the Parties.

15. All notices and other communications hereunder to either Party shall be in writing and either: (i) delivered in person; (ii) transmitted by telefax (in which case the sender shall contemporaneously mail a copy to the addressee on the address provided herein); or (iii) sent by registered mail, postage prepaid, to the applicable address set forth below in Section 16, or at such other address as may have been specified by like notice.

16.  Legal addresses and banking details of the Parties:

         New Creditor:                Original Creditor:                  Debtor:
      OJSC "Bank Caspian"           SOJSC "Caspi Neft TME"     "So Cal Energy Inc." Company
90 Sharipov Str., Almaty 480012   44-95 Dostyk Ave., Almaty     3276 Kitchen Drive, Carson
     Fax: _______________           Republic of Kazakhstan          City, Nevada, USA
   Correspondent account No.        Fax: 1 (281) 591-4778         Fax: 7 (3272) 50-9976
 700161122 with UPS HSBK, TIN          Non-cash account
         600700043016               No.__________with CJSC
                                  "Almaty Merchant Bank", BAC
                                           190501____,
                                       Non-cash account
                                    No.__________with OJSC
                                     "Bank Caspian", BAC
                                          190501722
                                      TIN 600900159346


On behalf of the New      On behalf of the Original      On behalf of the
Creditor:                 Creditor:                      Debtor:

/s/ D. K. Milovidov       /s/ N. S. Kurmanov             /s/ Steve Mason
    Milovidov D.K.            Kurmanov N.S.                  Steve Mason